CONSENT OF INDEPENDENT AUDITOR
EXHIBIT 23.1



                     Simon Krowitz Bolin & Associates, P.A.
                               Independent Auditor
                           Rockville Centre, New York


We consent to the use of our report dated March 29, 2000, on the consolidated financial statements of Dominix, Inc., included herein and to the reference made to us.

We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ Simon Krowitz Bolin & Associates, P.A.
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Certified Public Accountants
Rockville Centre, New York
January 26, 2001